                                                                    EXHIBIT 10.1


                            News Communications, Inc.
                            2 Park Avenue, Suite 1405
                               New York, NY 10016



                                                                     May 8, 2001


Mr. James Finkelstein
JAF Communications, LLC
55 East 59th Street, 14th Fl.
New York, NY 10022

Dear Jimmy:

         We are delighted that you have decided to move forward with News Communications, Inc. ("NCI"). In this regard, the following sets forth the terms upon which you will, among other matters, become President, Chief Executive Officer and a Director of NCI, you will make an investment in NCI and you or an entity created by you could elect to take NCI private.

         1. Your employment would be on the following terms:

            Title: President and Chief Executive Officer. In addition, at your election, you will also be appointed as Chairman of the Board. You will do whatever is necessary to fulfill the requirements of President and Chief Executive Officer.

            Base Salary: $150,000 per annum until December 31, 2001. The base salary shall automatically increase on January 1, 2002 and on the first day of each calendar year thereafter by not less than 5% per annum. In addition, the Compensation Committee of NCI at least annually will review your base salary and other compensation with a view to the increase thereof based upon your performance, the performance of NCI, inflation, then prevailing industry salary scales and other relevant factors.

            Benefits:    You will be entitled to those benefits made available
                         to senior executives of NCI, including an automobile allowance, vacation time, medical and dental insurance coverage and participation in a 401k or profit sharing plan, all in accordance with then current NCI policy.

Mr. James Finkelstein
May 8, 2001
Page 2




            Expenses:    NCI will pay or reimburse you for reasonable and
                         necessary business expenses incurred by you in the course of your employment, subject to NCI's then current policies for senior executives regarding such business expenses.

            Term:        No definitive term.

         2. Pursuant to a Subscription Agreement in the form of Exhibit A hereto, you shall purchase 750,000 shares of NCI's Common Stock at a purchase price of $1.00 per share, or $750,000 in the aggregate, of which 500,000 shares shall be purchased within two business days after this Agreement has been fully executed and 250,000 shares shall be purchased from time to time as NCI's capital needs require but in no event shall the balance of the shares be purchased later than July 31, 2001. NCI shall also issue to you in consideration for your investment 250,000 additional shares which D.H. Blair Investment Banking Corp. ("Blair") is purchasing pursuant to paragraph 5 (the "Blair Shares") and is contributing to NCI. In the event that the fair market value of NCI's equity securities on the second anniversary of your initial purchase is equal to or greater than $46 million, you shall transfer the Blair Shares (or any securities issued in respect thereof) to Blair or its designees; provided, however, in the event that the Company has consummated the transaction described in paragraph 6 of this letter agreement, you shall deliver to Blair the number of shares of Newco Common Stock (as described in paragraph 6) that Blair would have received had it owned the Blair Shares on the date of the consummation of the transaction between the Company and Newco and the Company shall issue to Blair the Subordinated Notes (as defined in paragraph 6) or other consideration that Blair would have received had it owned the Blair Shares on the date of the consummation of the transaction between the Company and Newco.

         3. As further consideration for your investment in NCI, NCI shall issue to you 5-year warrants, in the form of Exhibit B hereto, to purchase 3,000,000 shares of NCI's Common Stock, of which 1,000,000 warrants shall have an initial exercise price of $1.10 per share, 1,000,000 warrants shall have an initial exercise price of $1.50 per share and 1,000,000 warrants shall have an initial exercise price of $2.00 per share. The warrants shall not become exercisable until May 16, 2002.

         4. You, Jerry Finkelstein, The Finkelstein Foundation, Inc. and Shirley Finkelstein (collectively, the "Finkelstein Group"), Wilbur L. Ross, Jr. ("Ross"), Melvyn I. Weiss and M&B Weiss Family Partnership (together, the "Weiss Group"), J. Morton Davis, ("Davis"), Blair, Rivkalex Corporation and Rosalind Davidowitz (collectively, the "Davis Group") shall enter into a Stockholders Agreement, in the form of Exhibit C hereto (the "Stockholders Agreement"), pursuant to which, among other matters, the Board of Directors of NCI shall be fixed at 9 members, you shall have the right to designate 4 members of the Board, one of whom shall initially be Jerry Finkelstein, Ross shall have the right to designate one member of the Board, the Weiss Group shall have the right to designate one member of the Board, the Davis Group shall have the right to designate one member of the Board and

Mr. James Finkelstein
May 8, 2001
Page 3



Ross, the Weiss Group, the Davis Group shall mutually agree on two members of the Board; and each member of the Davis Group shall grant to you an irrevocable proxy to vote all of the shares owned by each of them during the term of the Stockholders' Agreement or otherwise enter into a voting trust agreement under which you shall have the right to vote the shares owned by each member of the Davis Group.

         5. Pursuant to a Subscription Agreement in the form of Exhibit D hereto, D.H. Blair Investment Banking Corp. and Rosalind Davidowitz shall convert NCI's indebtedness to them in the aggregate principal amount of $1,150,000, together with all accrued interest thereon, into shares of NCI's Common Stock at a conversion price of $1.00 per share. In addition, Davis or his designees shall subscribe for the Blair Shares at a price of $1.00 per share, or $250,000 in the aggregate, pursuant to a Subscription Agreement in the form of Exhibit E, which Blair Shares shall immediately be surrendered to NCI.

         6. In addition to the foregoing transactions, you have expressed an interest in acquiring all of the issued and outstanding shares of NCI. Based upon our discussions to date, the Finkelstein Group, Ross, the Weiss Group and the Davis Group will agree to vote their shares in favor of and to participate in a transaction on the following terms if such transaction is initiated on or before May 15, 2002:

            a. You would form a new entity ("Newco") and will contribute all 1,018,000 shares owned by you to Newco.

            b. You would subscribe for and purchase, for an aggregate of $310,000, 310,000 shares of Newco Common Stock or such other number of shares of Newco Common Stock so that, after giving effect to the transactions contemplated by this Paragraph 6 and this agreement, shares of Newco Common Stock owned by you shall represent 50.1% of the issued and outstanding Newco Common Stock on a fully diluted basis.

            c. Newco will enter into a merger agreement with NCI pursuant to which it will acquire all of the shares of NCI not owned by it for an aggregate consideration of $1.30 per share on the following terms:

               i. Each of the Finkelstein Group (other than you), Ross, the
            Weiss Group, the Davis Group and the holders of NCI's $10 Convertible Preferred Stock (assuming conversion of all of such shares into NCI's Common Stock) will receive for each NCI share owned by them approximately 0.175 shares of Newco Common Stock (having a value of approximately $0.175) and approximately $1.125 principal amount of Newco's 5% Subordinated Notes in the form of Exhibit F hereto (the "Subordinated Notes"), for an aggregate value of $1.30 per share. Notwithstanding the foregoing, in the event that, as a result of such transaction, any holder of NCI's $10 Convertible Preferred Stock

Mr. James Finkelstein
May 8, 2001
Page 4


            would receive a share of Newco Common Stock having a value of less than $.20 per share in exchange for a share of NCI Common Stock, at the election of any holder, Blair shall transfer to such holder a number of shares of Newco Common Stock as shall be necessary to give such holder $.20 of value of Newco Common Stock in exchange for an equal value of Subordinated Notes. All options and warrants held by you and each of the forgoing persons shall be cancelled immediately prior to the consummation of the merger.

               ii. All other stockholders of NCI will receive for each NCI share owned by them $.35 in cash and $.95 principal amount of Newco's 8% Senior Subordinated Notes due on the fourth anniversary of the consummation of the merger.

         Although the Finkelstein Group, Ross, the Weiss Group and the Davis Group will cooperate with you in effectuating the foregoing transaction, the foregoing agreement to vote in favor of the transaction is conditioned upon the following:

               i. The approval of the terms of the transaction by a committee of the disinterested directors of NCI.

               ii. The receipt of an opinion satisfactory to the Board from a recognized financial institution that the transaction is fair to the stockholders of NCI from a financial point of view.

               iii. The execution of a stockholders' agreement in the form of
            Exhibit G hereto.

               v. You have performed all of your obligations outlined in this agreement.

         7. Each of Ross, each member of the Finkelstein Group, each member of the Weiss Group and each member of the Davis Group agree that, until May 15, 2002 or such later date as a transaction initiated on or before May 15, 2002 pursuant to Paragraph 6 shall close or be formally abandoned, none of them shall sell, assign or transfer any of the shares of NCI's capital stock owned by them unless the transferee agrees to be bound by all of the provisions of this agreement and the Stockholders Agreement as if they were a signatory hereto and thereto.

         8. This agreement is a full and accurate embodiment of our understanding with regard to the subject matter contained herein and it supersedes any prior agreements or understandings. The terms of this agreement may not be modified except by mutual consent. All modifications must be reduced to writing and signed by all parties hereto to be effective.

Mr. James Finkelstein
May 8, 2001
Page 5



         9. If any provision of this agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall apply only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

         10. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, estates, heirs, legal representatives and permitted assigns and transferees.

         11. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW) EXCEPT THAT MATTERS PERTAINING TO THE NEVADA BUSINESS CORPORATION LAW SHALL BE GOVERNED BY THE NEVADA BUSINESS CORPORATION LAW. Jurisdiction and venue for all legal proceedings relating to the subject matter of this agreement shall lie exclusively with the appropriate federal or state court sitting within the State of New York, County of New York.

         12. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13. All representations, warranties and agreements contained herein shall survive the execution and delivery of this agreement.

         14. NCI shall promptly, after the date hereof, reimburse you for up to $60,000 for reasonable attorneys fees and costs incurred by you in connection with the negotiation and execution of this agreement and the other agreements contemplated hereby.

         15. Upon a final judicial determination of any breach by you of Section 1 of this agreement, NCI's sole remedy shall be the termination of the salary and benefits provided in such paragraph after the date of such judicial determination.

         Please indicate your acceptance by signing below. We look forward to a long a prosperous association.


                                             Sincerely,


                                             NEWS COMMUNICATIONS, INC.


                                             By: /s/ Paul Mastronardi
                                                --------------------------------
                                             Name: Paul Mastronardi
                                             Title: VP-CFO


                       [Signatures continue on next page]

Mr. James Finkelstein
May 8, 2001
Page 6


                                             /s/ Jerry Finkelstein
                                             -----------------------------------
                                                Jerry Finkelstein


                                             THE FINKELSTEIN FOUNDATION,
                                                INC.

                                             By: /s/ Jerry Finkelstein
                                             -----------------------------------
                                               Jerry Finkelstein
                                               President

                                             /s/ Shirley Finkelstein
                                             -----------------------------------
                                                Shirley Finkelstein

                                             /s/ Wilbur L. Ross, Jr.
                                             -----------------------------------
                                             Wilbur L. Ross, Jr.

                                             /s/ Melvyn I. Weiss
                                             -----------------------------------
                                             Melvyn I. Weiss



                                             M&B WEISS FAMILY PARTNERSHIP


                                             By: /s/ Melvyn I. Weiss
                                                --------------------------------
                                             Name: Melvyn I. Weiss
                                             General Partner



                                             D.H. BLAIR INVESTMENT BANKING
                                                CORP.


                                             By: /s/ J. Morton Davis
                                                --------------------------------
                                                J. Morton Davis



                       [Signatures continue on next page]

Mr. James Finkelstein
May 8, 2001
Page 7



                                             RIVKALEX CORPORATION


                                             By: /s/ Rosalind Davidowitz
                                                --------------------------------
                                                Rosalind Davidowitz
                                                President

                                             /s/ J. Morton Davis
                                             -----------------------------------
                                                J. Morton Davis

                                             /s/ Rosalind Davidowitz
                                             -----------------------------------
                                                Rosalind Davidowitz



         The undersigned holders of NCI's $10 Convertible Preferred Stock hereby agree to convert their shares and accept the consideration described in paragraph 6(c)(i) above.

                                             /s/ Mark Dickstein
                                             -----------------------------------
                                                Mark Dickstein

                                             /s/ Sy Syms
                                             -----------------------------------
                                                Sy Syms

                                             /s/ Marcy Syms Merns
                                             -----------------------------------
                                                Marcy Syms Merns

                                             /s/ Yves-Andre Istel
                                             -----------------------------------
                                                Yves-Andre Istel


                       [Signatures continue on next page]

Mr. James Finkelstein
May 8, 2001
Page 8


                                             /s/ Robert Nederlander
                                             -----------------------------------
                                             Robert Nederlander

                                             /s/
                                             -----------------------------------
                                             Estate of Edward S. Gordon



                                             ARROW INVESTMENT LIMITED
                                             PARTNERSHIP

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             /s/ Hillel Weinberger
                                             -----------------------------------
                                             Hillel Weinberger

                                             /s/ Gary Hindes
                                             -----------------------------------
                                             Gary Hindes

                                             /s/ Victor Kiam
                                             -----------------------------------
                                             Victor Kiam


                                             -----------------------------------
                                             /s/ Michael S. Insel
                                             -----------------------------------
                                             Michael E. Ryan and Michael S.
                                             Insel, Trustees under Article SIXTH
                                             o/w/o Sydney Gruson


AGREED AND ACCEPTED:


/s/ James Finkelstein
---------------------------------
James Finkelstein


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